Exhibit 10.84
THIRD AMENDMENT TO EMPLOYMENT AGREEMENT
     THIS THIRD AMENDMENT is made as of this 1st day of November, 2002, by and between SELECT MEDICAL CORPORATION, a Delaware corporation (the “Employer”) , having an address c/o Select Medical Corporation, 4716 Old Gettysburg Road, P.O. Box 2034, Mechanicsburg, Pennsylvania 17055, and DAVID W. CROSS, an individual (the “Employee”), residing at 10 Lindworth Drive, St. Louis, Missouri 63124.
BACKGROUND
     A. Employer and Employee executed and delivered that certain Employment Agreement, dated December 16, 1998 (the “Agreement”), pursuant to which Employer employed Employee to serve as its Senior Vice President — Development and to develop new long term acute care hospitals for Employer and to provide other services for Employer’s businesses. All capitalized terms not specifically defined herein shall have the meanings ascribed to them in the Agreement.
     B. The term of the Agreement was initially extended to December 31, 2001 by that certain First Amendment to Employment Agreement between Employer and Employee, dated October 15, 2000. The term of the Agreement was later extended to December 31, 2002 by that certain Second Amendment to Employment Agreement between Employer and Employee, dated October 26, 2001. Employer and Employee now desire to further extend the term of the Agreement as hereinafter provided.
     NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:
     1. Amendment to Section 5(a). The second sentence of Section 5(a) is hereby amended and restated as follows:
“This Agreement shall commence on the date hereof and remain in effect, unless this Agreement is terminated by either party hereto, or extended by the written agreement of both parties hereto, until December 31, 2003.”
     2. No Other Modifications. Except as expressly amended hereby, the Agreement shall remain unmodified and in full force and effect.
     IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to Employment

Agreement to be executed the day and year first above written.

Employer:

SELECT MEDICAL CORPORATION, a Delaware corporation

By:	/s/ Robert A. Ortenzio Robert A. Ortenzio, President

Employee:

/s/ Davis W. Cross

David W. Cross